UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2004

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                  1-10651                43-1455766
(State or other jurisdiction   (Commission File     (IRS Employer Identification
        of incorporation)          Number)                     No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri            63017
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (636) 733-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

Item 8.01  Other Events.

On December 30, 2004, Maverick Tube Corporation issued a press release announcing the completion of its previously announced offer to exchange $1,000 original principal amount of its 2004 4.00% Convertible Senior Subordinated Notes due 2033 ("new notes") and an exchange fee of $2.50 for each $1,000 original principal amount of properly tendered and accepted outstanding 4.00% Convertible Senior Subordinated Notes due 2033 of the Company ("old notes"). The exchange offer expired at midnight, New York City time, on December 29, 2004. Based on the information provided by The Bank of New York, the exchange agent for the exchange offer, as of the expiration of the exchange offer, a total of $115,457,000 principal amount of the old notes, or 96.2% of the outstanding aggregate principal amount of old notes, had been tendered for an equal amount of the new ones. All old notes that were properly tendered and not validly withdrawn have been accepted for exchange. A copy of the press release is filed as an exhibit to this Form 8-K.


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

              Exhibit No.         Description

              99.1                Text of press release dated December 30, 2004


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MAVERICK TUBE CORPORATION

Date:  December 30, 2004         By: /s/ Pamela G. Boone
                                    --------------------------------------------
                                    Pamela G. Boone
                                    Vice President - Finance and Administration
                                    and Chief Financial Officer